Exhibit 10.2

SEVERANCE AGREEMENT

     THIS AGREEMENT is made and entered into by and between GOODRICH PETROLEUM CORPORATION, a Delaware corporation, having an office at 808 Travis, Suite 1320, Houston, Texas, 77002 (hereinafter referred to as “Employer”), and WALTER G. GOODRICH (hereinafter referred to as “Goodrich”) effective this 25th day of April, 2003.

     Attendant to Goodrich’s employment by Employer, Employer and Goodrich hereby agree, that if Goodrich’s employment with the Company is terminated by the Company without “Cause” (as defined below), or Goodrich’s employment with the Company is terminated because of a “Change of Control” (as defined below), Company will pay, within three (3) months of termination of employment, Goodrich a cash lump sum payment equal to two times Goodrich’s then current annual rate of total compensation. Also, through the second anniversary of the employment termination, health and life insurance coverage under the Company plans or the equivalent thereof shall be provided to Goodrich on the same basis as its other senior executives.

     The term “Cause” is defined as (1) any material failure of Goodrich, after written notice, to perform his duties as an officer of the Company; (2) commission of fraud, embezzlement or misappropriation by Goodrich against the Company; (3) a material breach by Goodrich of fiduciary duties owed to the Company; (4) conviction of Goodrich of a felony offense or a crime involving moral turpitude.

     A “Change of Control” of the Company is deemed to have occurred if (1) there is a sale, lease or other transfer of all or substantially all of the assets of the Company; (2) the Company or its shareholders adopt a plan relating to the liquidation or dissolution of the Company; (3) any person or group of persons acting in concert becomes the beneficial owner of fifty percent (50%) or more of the voting power of the Company’s securities generally entitled to vote in the election of directors; or (4) there occurs a merger or consolidation of the Company unless, for at least six months after the transaction, all of those persons who were beneficial owners of the Company’s common stock before the transaction, beneficially own greater than fifty percent (50%) of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the surviving entity.

     This Agreement shall be binding upon and inure to the benefit of Employer, its successors, legal representatives and assigns, and upon Goodrich, his heirs, executors, administrators, representatives and assigns; provided, however, Goodrich agrees that his rights and obligations hereunder are personal to him and may not be assigned without the express written consent of Employer.

     This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Goodrich and Employer and constitutes the entire agreement between Goodrich and Employer with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of Employer or by any written agreement unless signed by an officer of Employer who is expressly authorized by Employer to execute such document.

     If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement that can be given effect without the invalid or unenforceable provision or application.

     Any controversy or claim arising out of or relating to this Agreement, the breach thereof, Goodrich’s employment with Employer, or the termination thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (AAA), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. To select an arbitrator, each party shall strike a name from the list submitted by AAA with the grieving party striking first. The arbitrator shall not have the power to add or ignore any of the terms and conditions of this Agreement. His decision shall not go beyond what is necessary for the interpretation and application of this Agreement and obligations of the parties under this Agreement. Cost of such arbitration, but not attorney’s fees, will be paid by the losing party.

     The laws of the State of Texas will govern the interpretation, validity and effect of this Agreement.

     This Agreement may be executed in any number of counterparts, all of which shall constitute the same instrument.

     IN WITNESS WHEREOF, the undersigned intending to be legally bound, have executed this Agreement as of the 25th day of April, 2003.

GOODRICH PETROLEUM
CORPORATION

By:	/s/ PATRICK E. MALLOY, III
Name: Patrick E. Malloy, III.
Title: Chairman of the Board

“GOODRICH”

/s/ WALTER G. GOODRICH
Walter G. Goodrich

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